Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Taubman Centers, Inc.:

We consent to the incorporation by reference in the registration statements, including amendments thereto, on Form S‑8 (Nos. 33‑65934, 333‑81577, 333‑125066, 333‑151982 and 333‑169996) and on Form S‑3 (Nos. 333-174880, 33‑73038, 333‑125065 and 333-185702) of Taubman Centers, Inc. of our reports dated February 24, 2015, with respect to the consolidated balance sheet of Taubman Centers, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for each of the years in the three‑year period ended December 31, 2014, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10‑K of Taubman Centers, Inc. Our reports refer to a change in the method of reporting discontinued operations.

/s/ KPMG LLP
Chicago, Illinois
February 24, 2015